UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

Recro Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania		19341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	REPH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of IriSys, LLC

Unit Purchase Agreement and Seller Note

On August 13, 2021, Recro Pharma, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company, IriSys, LLC, a California limited liability company (“IriSys”), IriSys, Inc., a California corporation (“IriSys Parent”), Continent Pharmaceuticals U.S., Inc., a Delaware corporation, and EPS Americas Corp., a Delaware corporation (each, a “Seller” and collectively, the “Sellers”), and IriSys Parent, in its capacity as the representative of the Sellers, pursuant to which the Company agreed to purchase 100% of the outstanding units of IrySis from the Sellers (the “Acquisition”). The closing of the Acquisition (the “Closing”) occurred simultaneously with execution of the Purchase Agreement.

Located in San Diego, California, IriSys provides contract pharmaceutical product development and manufacturing services, specializing in formulation research and development and good manufacturing practices of clinical trial materials and specialty pharmaceutical products.

The total purchase price (the “Purchase Price”) payable by the Company for the Acquisition was approximately $49.85 million, subject to certain adjustments as provided in the Purchase Agreement based on transaction expenses, cash and cash equivalents, indebtedness and net working capital of IriSys at the Closing. The Purchase Price consisted of: (i) $25.5 million in cash paid to the Sellers at the Closing; (ii) 9,302,718 shares of the Company’s common stock, par value $0.01 per share, to be issued to the Sellers six (6) months after the Closing; and (iii) a subordinated promissory note issued to certain Sellers by the Company in the aggregate principal amount of approximately $6.1 million (the “Note”). The Note is unsecured, has a three-year term, and bears interest at a rate of six percent (6%) per annum. The Note may be prepaid in whole or in part at any time prior to the maturity date. The Note is expressly subordinated in right of payment and priority to the Company’s existing loans with Athyrium Capital Management issued under that certain Credit Agreement, dated as of November 17, 2017 (as amended from time to time, the “Credit Agreement”), by and among the Company, the Company’s subsidiaries named as guarantors therein (the “Guarantors”), the lenders party thereto (the “Lenders”), and Athyrium Opportunities III Acquisition LP (“Athyrium Opportunities III”) as administrative agent.

The Purchase Agreement contains customary representations and warranties regarding the Company and the Sellers, and customary covenants of the Company and the Sellers.

Sixth Amendment to Credit Agreement

On August 13, 2021, the Company entered into a Sixth Amendment to Credit Agreement (the “Amendment”) by and among the Company, the Guarantors, the Lenders, and Athyrium Opportunities III, in its capacity as the administrative agent.

The Amendment provides (i) the Lenders’ consent regarding the Acquisition, (ii) Athyrium Opportunities III’s and the Lenders’ consent to changes made to the Credit Agreement, including permitting the Note, subject to a subordination agreement which subordinates the obligations of the Company under the Note to the obligations under the Credit Agreement, (iii) for the inclusion of an updated fee letter in connection with the Credit Agreement, specifying the fees the Company will pay to Athyrium Opportunities III and the Lenders in connection with the Credit Agreement, as amended by the Amendment, and (iii) an extension of the maturity date of the loan issued under the Credit Agreement from March 31, 2023 to December 31, 2023.

The foregoing description of the Purchase Agreement, the Note, the Amendment, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Form of Note, and the Amendment, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 hereto and are hereby incorporated into this Current Report on Form 8-K by reference. The Purchase Agreement has been included to provide shareholders and investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers or IriSys. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement, including information contained in a confidential disclosure schedule provided by the Sellers and IriSys to the Company in connection with the signing of the Purchase Agreement. The confidential disclosure schedule attached to the Purchase Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and the Sellers rather than establishing matters as facts. Accordingly, shareholders and investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company, the Sellers, or IriSys.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

On August 10, 2021, the Company issued a press release announcing its entrance into a letter of intent in connection with the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

On August 13, 2021, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1. and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1, and 99.2.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

10.1	Unit Purchase Agreement, dated August 13, 2021, by and among Recro Pharma, Inc., IriSys, LLC, the Sellers (as defined therein), and IriSys, Inc. as the Seller’s Representative
10.2	Form of Subordinated Promissory Note
10.3

Sixth Amendment to Credit Agreement, dated as of August 13, 2021, by and among Recro Pharma, Inc., certain subsidiaries of Recro Pharma, Inc., named as guarantors therein, the lenders named therein and Athyrium Opportunities III Acquisition LP, as administrative agent

99.1	Press release of Recro Pharma, Inc., dated August 10, 2021
99.2	Press release of Recro Pharma, Inc., dated August 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RECRO PHARMA, INC.

Date:	August 13, 2021	By:	/s/ J. David Enloe, Jir.
J. David Enloe, Jr. President and Chief Executive Officer